EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to the Registration Statement of 1st Constitution Bancorp on Form S-4 of our report dated March 22, 2013, related to the consolidated financial statements of 1st Constitution Bancorp, which are included in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ParenteBeard LLC

Clark, New Jersey

November 27, 2013